EXHIBIT A



             INFORMATION WITH RESPECT TO THE EXECUTIVE OFFICERS AND
                  MANAGERS OF GRAND SLAM GENERAL PARTNERS, LLC

                             POSITION WITH
     NAME AND              GRAND SLAM GENERAL                 PRINCIPAL
    ADDRESS(1)               PARTNERS, LLC                    OCCUPATION


Mitchell Sacks(1)              Principal             Manager of and Slam Asset
                                                     Management, LLC and Grand
                                                     Slam General Partners, LLC

Erik Volfing(1)                Principal             Manager of Grand Slam Asset
                                                     Management,  LLC  and Grand
                                                     Slam General Partners, LLC








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(1) The business address  of each of the named  individuals  is c/o  Grand  Slam
Capital Partners, LP, One Bridge Plaza, Fort Lee, New Jersey, 07024.





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